UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported)    February 10, 2011

DIRECTV

(Exact Name of Registrant as Specified in Its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

001-34554	26-4772533
(Commission File Number)	(IRS Employer Identification No.)

2230 East Imperial Highway
El Segundo, California	90245
(Address of Principal Executive Offices)	(Zip Code)

(310) 964-5000

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see  General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02.  Departure of Directors or Principal Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

New Director

Effective February 10, 2011, the Board of Directors, based upon the recommendation of the Nominating and Corporate Governance Committee, elected Lorrie M. Norrington to serve as a Class III director whose term will expire on the date of the 2011 annual meeting of stockholders of the Company.  The Nominating and Corporate Governance Committee has determined that Ms. Norrington qualifies as an “independent director” and as a “Qualifying Director” as those terms are defined in the Company’s By-Laws.  Ms. Norrington has also been named to serve on the Compensation and Nominating and Corporate Governance committees of the Board.

Ms. Norrington has been a director of McAfee, Inc. since December 2009. From January 2008 until September 2010, she served as President of eBay Marketplaces, eBay, Inc., the world's leading online marketplace. In addition, Ms. Norrington served as Chief Operating Officer of eBay Marketplaces from January 2008 to July 2008, leading the operation of eBay's global network of Internet sites. She served as President of eBay International in Europe and Asia-Pacific from June 2006 until January 2008. Prior to joining eBay, Ms. Norrington served from July 2005 to July 2006 as President and CEO of Shopping.com, Inc., an online shopping comparison site acquired in 2006 by eBay. Prior to that, Ms. Norrington served as executive vice president in the office of the CEO of Intuit Inc., a business and financial management software company, from August 2001 to March 2005. Prior to joining Intuit, Ms. Norrington served in a variety of executive positions at General Electric Company over a twenty-year period, working in a broad range of industries and businesses.

Ms. Norrington holds a Bachelor of Science degree in Business Administration from University of Maryland and a Master in Business Administration degree from the Harvard Business School.  A copy of the press release announcing the election of Ms. Norrington dated February 11, 2011 is attached hereto as Exhibit 99.1 and incorporated herein by reference.

Ms. Norrington was identified for election to the Board through a search process implemented to fill the anticipated vacancies in DIRECTV’s board.  The executive search firm, Heidrick & Stuggles International, Inc., has been retained by the Board to assist in identifying potential candidates to serve on the Board.

Compensation Grants and Awards

Chief Executive Officer

Michael D. White, Chairman, President and Chief Executive Officer of the Company, entered into an employment contract with the Company effective January 1, 2010 (the “Employment Agreement”), a copy of which was filed as Exhibit 10.1 to Form 8-K of DIRECTV with the Securities and Exchange Commission on January 7, 2010.  Mr. White was awarded a long-term equity incentive grant pursuant to the terms of his Employment Agreement in 2010 and does not participate in the RSU grants described below for the other named executive officers.  Consequently, references hereinafter to “named executive officers” means the named executive officers other than the Chief Executive Officer, or CEO.

Named Executive Officers

At the February 10, 2011 meeting, the Compensation Committee approved compensation as follows:

(i)	2011 base salaries for the CEO and the named executive officers,

(ii)	cash bonuses for 2010 pursuant to the Bonus Plan for the CEO and the named executive officers,

(iii)
vesting and issuance of shares of the Company’s Class A common stock pursuant to prior performance-based restricted stock units or RSUs granted in 2008 to the named executive officers, for the performance period 2008-2010 pursuant to the Company’s Amended and Restated 2004 Stock Plan (“2004 Stock Plan”) for the named executive officers, and

(iv)	grants to the named executive officers of performance-based RSUs for the performance period 2011-2013 pursuant to the DIRECTV 2010 Stock Plan, as follows:

Name and Position of Executive Officer with the Company	Base Salary for 2011 ($)	Cash Bonus for 2010 ($)	Shares To Be Issued Pursuant to 2008 RSU Award (#)	Restricted Stock Unit Grant for 2011 (#)
Michael D. White Chairman, President and Chief Executive Officer	1,521,000	$4,000,000	N/A	N/A
Patrick T. Doyle Executive Vice President and Chief Financial Officer	$800,020	$775,000	31,770	35,732

Bruce Churchill President - New Enterprises and DIRECTV Latin America	$1,332,500	$2,270,000	63,540	44,269

Larry Hunter Executive Vice President and General Counsel	$1,025,024	$1,230,000	58,245	42,805

Michael Palkovic Executive Vice President - Operations	$875,004	$810,000	58,245	38,415

Bonus Award

In establishing the cash bonus payment to the CEO and each named executive officer, the Compensation Committee first determined and certified, pursuant to the terms of the Bonus Plan, that the performance target for 2010 was satisfied, so that the Company could have paid the maximum bonus under the Bonus Plan of five times base salary for the CEO and each named executive officer.  The Compensation Committee exercised its discretion in establishing the amounts of individual bonus awards for the CEO and each named executive officer with each final bonus for 2010 being less than the maximum.  The Compensation Committee took into consideration, among other things, each individual’s performance, the financial and operating performance of the Company, including customer satisfaction, and stock price performance in 2010.

Restricted Stock Unit Awards

With respect to the performance goals for RSUs granted in 2008 to named executive officers, the Compensation Committee determined the results for the three performance factors: (i) annual cash flow growth before interest and taxes, or CFBIT; (ii) annual growth in operating profit before depreciation and amortization or OPBDA, and (iii) annual revenue growth for the final year of the 2008-2010 three-year performance period.  The Company performance for 2010 was above threshold and below maximum amounts for each performance factor.  After applying the applicable weighting factor to the three performance factors, overall average performance for 2010 was above target (109.7%).  This amount was averaged with overall performance in 2009 which was below target (64%) and the overall performance in 2008 which exceeded target (144%).  The final 2008-2010 adjustment factor was above target at 105.9%, which is less than the maximum permitted of 125%.  This 105.9% performance factor was multiplied by the number of 2008-2010 RSUs granted to each named executive officer to determine the number of RSUs that would be converted one-for-one into shares of DIRECTV Class A common stock and issued to each officer.

With respect to the performance goals for RSUs granted in 2009 to the named executive officers, the Compensation Committee determined, for the second year of the 2009-2011 three-year performance period, the results of the three performance factors:  (i) CFBIT, (ii) annual earnings per share growth, and (iii) annual revenue growth.  Overall average performance for 2010 was above target (165.2%), and will be averaged with the overall performance for 2009 which was below target (82.7%) and with the overall average performance for 2011 to determine the final 2009-2011 adjustment factor.  In each case, to determine the final adjustment factor, the Compensation Committee has reserved discretion to reduce payments or otherwise adjust downward restricted stock unit awards in accordance with the 2004 Stock Plan, and in no event may the final adjustment factor for the entire performance period exceed 125%.

With respect to the performance goals for RSUs granted in 2010 to the named executive officers, the Compensation Committee determined, for the first year of the 2010-2012 three-year performance period, the results of the three performance factors:  (i) CFBIT, (ii) annual earnings per share growth, and (iii) annual revenue growth.  Overall average performance for 2010 was above target (150%) and will be averaged with the overall average performance for 2011 and 2012 to determine the final 2010-2012 adjustment factor.  In each case, to determine the final adjustment factor, the Compensation Committee has reserved discretion to reduce payments or otherwise adjust downward restricted stock unit awards in accordance with the 2004 Stock Plan, and in no event may the final adjustment factor for the entire performance period exceed 125%.

The Compensation Committee established performance goals under the DIRECTV 2010 Stock Plan for the RSUs awarded to named executive officers for 2011, with the following performance factors: (i) CFBIT, (ii) annual growth in earnings per share, and (iii) annual revenue growth over the three-year period from January 1, 2011 through December 31, 2013.  A copy of the summary terms and conditions for the 2011 performance RSU grants is attached to this report as Exhibit 10.1.  The Compensation Committee also established the performance target for determination of the maximum amount payable to any executive officer in calendar year 2011 under the Bonus Plan, which is to be based on CFBIT.  A copy of the summary terms and conditions for the 2011 Bonus is attached to this report as Exhibit 10.2.

The description of each document in this report, including the Employment Agreement, the DIRECTV 2010 Stock Plan and the Bonus Plan, previously filed with the SEC on April 21, 2010, as Annex A and Annex B respectively, to the Definitive Proxy Statement of DIRECTV, is qualified in its entirety by reference to the applicable document, which is included herein by reference.

ITEM 9.01             Financial Statements and Exhibits

(d)		Exhibits.

10.1		Summary Terms – 2011 Restricted Stock Unit Grants
10.2		Summary Terms – 2011 Bonus
99.1	`	Press release, dated February 11, 2011

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

DIRECTV
(Registrant)

Date: February 14, 2011	By:	/s/ Larry D. Hunter
	Name:	Larry D. Hunter
	Title:	Executive Vice President and General Counsel

Exhibit Index

(d)	Exhibits.

10.1	Summary Terms – 2011 Restricted Stock Unit Grants
10.2	Summary Terms – 2011 Bonus
99.1	Press release, dated February 11, 2011